Exhibit 10.1

SOLAR PHOTOVOLTAIC ASSET SALE AGREEMENT

THIS AGREEMENT is made effective the 24th day of October, 2012.

BETWEEN:

SOLAR KRAFTE UTILITIES INC., a company incorporated under the laws of the Province of British Columbia and having a registered office at 1120 Martin Street, White Rock, British Columbia, Canada, V4B 3V7

(hereinafter called “Solar Krafte”)

OF THE FIRST PART

AND:

CORONUS ENERGY CORP., a company incorporated under the laws of the state of Delaware and having a registered office at 600 – 1201 Orange Street, Wilmington, Delaware, U.S.A., 19801

(hereinafter called “Coronus Energy”)

OF THE SECOND PART

WHEREAS:

A.	Solar Krafte is a solar photovoltaic developer;

B.	Coronus Energy is a solar photovoltaic developer;

C.	Solar Krafte holds a contract to purchase 100% of the membership in Industry Solar Power Generation Station 1 LLC;

D.	Coronus Energy has offered to purchase from Solar Krafte and Solar Krafte has agreed to sell to Coronus Energy 100% of the membership in Industry Solar Power Generation Station 1 LLC.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.	INTERPRETATION

1.1	Definitions

Where used herein or in any amendments or schedules hereto, the following terms shall have the following meanings:

(a)	“Agreement” means this Solar Photovoltaic Asset Sale Agreement including all schedules, and all instruments supplemental to or in amendment or confirmation of this Agreement;

(b)
“Closing Date” means the later of the dates on which Southern California Edison approves 1) the Solar Krafte Design Change, 2) the invocation of Section 2.9(c) of the Industry PPA, extending the Initial Operation Deadline of the Generating Facility, and 3) the relocation of the Generating Facility to the Adelanto West Parcel;

(c)	“Execution Date” means the date of execution of this Agreement by all parties;

(d)	“Industry” means Industry Solar Power Generation Station 1 LLC;

(e)	“Industry LLC Membership” means 100% of the membership in Industry;

(f)	“Industry PPA” means the 1.5 MW_ac, RAP ID 5496, Power Purchase Agreement between Industry and Southern California Edison;

(g)	“Adelanto West Parcel” means the 40 acres of vacant land, in the City of Adelanto, California (APN 3129-251-13);

(h)	“Solar Krafte Design Change” means changing the design of the Generating Facility under the Industry PPA from concentrating to flat plate photovoltaic solar power generation technology; and,

(i)	“United States” means the United States of America, its territories and possessions and any State of the United States and the District of Columbia.

1.2	Deemed Currency

In the absence of a specific designation of any currency, any undescribed dollar amount herein will be deemed to refer to United States dollars.

1.3	Governing Law

This Agreement will be governed by and interpreted in accordance with the laws of the State of California and the federal laws of the United States of America applicable therein.

2.	PURCHASE AND SALE

2.1	Purchase and Sale

Based on the representations and warranties contained in this Agreement, Solar Krafte agrees to sell, assign and transfer to Coronus Energy, and Coronus Energy agrees to purchase from Solar Krafte, the Industry LLC Membership, for the price and in accordance with and subject to the terms and conditions set forth in this Agreement.

2.2	Purchase Price

Solar Krafte will sell the Industry LLC Membership to Coronus Energy for $1,250,000 (the “Cash Price”). Within ten days of the Closing Date, on the assignment and transfer to Coronus Energy by Solar Krafte of the Industry LLC Membership, the Cash Price will be paid by Coronus

Energy to Solar Krafte by wire transfer in immediately available funds to the account specified by Solar Krafte.

3.	DEPOSIT

On the Execution Date, Coronus Energy agrees to deposit $40,000 with Solar Krafte, refundable to Coronus Energy only if Southern California Edison refuses to approve 1) the Solar Krafte Design Change, 2) the invocation of Section 2.9(c) of the Industry PPA, extending the Initial Operation Deadline of the Generating Facility, or 3) the relocation of the Generating Facility to the Adelanto West Parcel.

4.	CONTINGENCY

This Agreement is contingent on Southern California Edison approving 1) the Solar Krafte Design Change, 2) the invocation of Section 2.9(c) of the Industry PPA, extending the Initial Operation Deadline of the Generating Facility, and 3) the relocation of the Generating Facility to the Adelanto West Parcel. Each party shall have the right to terminate this Agreement effective upon notice to the other party if Southern California Edison fails to approve, within 90 days after the Execution Date, 1) the Solar Krafte Design Change, 2) the invocation of Section 2.9(c) of the Industry PPA, extending the Initial Operation Deadline of the Generating Facility, or 3) the relocation of the Generating Facility to the Adelanto West Parcel.

5.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF CORONUS ENERGY

Coronus Energy covenants, represents and warrants to Solar Krafte (and acknowledges that Solar Krafte is relying upon such covenants, representations and warranties in entering into this Agreement) that, under this Agreement:

5.1	Coronus Energy has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

5.2
This Agreement has been duly executed and delivered by Coronus Energy and the Agreement will constitute a legal, valid and binding obligation of Coronus Energy enforceable in accordance with its terms.

6.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF SOLAR KRAFTE

Solar Krafte covenants, represents and warrants to Coronus Energy (and acknowledges that Coronus Energy is relying upon such covenants, representations and warranties in entering into this Agreement) that, under this Agreement:

6.1	Solar Krafte covenants, represents and warrants to Coronus Energy that:

(a)	Industry is, and will be, a party in good standing to the Industry PPA, as at the date of this Agreement and the Closing Date; and,

(b)	But for the obligations of Industry, pursuant to the Industry PPA, Industry has, and will have, no obligations as at the date of this Agreement and the Closing Date.

6.2	Solar Krafte has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

6.3	This Agreement has been duly executed and delivered by Solar Krafte and the Agreement will constitute a legal, valid and binding obligation of Solar Krafte enforceable in accordance with its terms.

7.	LEGAL PROCEEDINGS

7.1
In the event that any proceeding, litigation or action (an “Action”) is taken by any party or parties hereto against any other party or parties in respect of this Agreement or the transactions contemplated hereunder, any and all costs incurred by the prevailing party or parties in respect of such Action shall be paid by the unsuccessful party or parties to such Action.

8.	GENERAL PROVISIONS

8.1	Time shall be of the essence of this Agreement.

8.2
This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the solar photovoltaic assets and the transactions contemplated herein and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

8.3
This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Solar Krafte may not assign this Agreement without the written consent of Coronus Energy, which consent shall not be unreasonably withheld. Coronus Energy may not assign this Agreement without the written consent of Solar Krafte, which consent shall not be unreasonably withheld.

8.4
Any notice to be given under this Agreement shall be duly and properly given if made in writing and by delivering the same to each party at their respective address provided on page 1 of this Agreement.  Any notice given as aforesaid shall be deemed to have been given or made on the date on which it was delivered.  Any party hereto may change its address for notice from time to time by notice given to the other parties hereto in accordance with the foregoing.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above written.

SOLAR KRAFTE UTILITIES, INC.

Per:	JEFF THACHUK
Signature

CORONUS ENERGY CORP.

Per:	JEFF THACHUK
Signature